    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 8, 2001

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   POST EFFECTIVE AMENDMENT NO. 2 ON FORM S-8
                                  TO FORM S-4*

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               EL PASO CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      DELAWARE                                                     76-0568816
           (STATE OR OTHER JURISDICTION OF                                      (I.R.S. EMPLOYER
           INCORPORATION OR ORGANIZATION)                                      IDENTIFICATION NO.)

                                EL PASO BUILDING
                              1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
                                 (713) 420-2131
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                               EL PASO CORPORATION
                 COASTAL ARUBA REFINING COMPANY N.V. THRIFT PLAN
           (FORMERLY COASTAL ARUBA REFINING COMPANY N.V. THRIFT PLAN)
                            (FULL TITLE OF THE PLAN)

                             BRITTON WHITE JR., ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                                EL PASO BUILDING
                              1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
                                 (713) 420-2131
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           -------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                                                        PROPOSED
                                                                       PROPOSED         MAXIMUM
                                                                       MAXIMUM         AGGREGATE       AMOUNT OF
             TITLE OF SECURITIES                  AMOUNT TO BE      OFFERING PRICE      OFFERING      REGISTRATION
               TO BE REGISTERED                  REGISTERED (1)       PER SHARE          PRICE            FEE
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Participations in the plan                       $8,300,540 (2)           (3)             (3)             (3)
--------------------------------------------------------------------------------------------------------------------
Common Stock (including associated preferred
stock purchase rights), par value $3.00 per         173,000 (2)           (3)              (3)             (3)
share
--------------------------------------------------------------------------------------------------------------------

(1) Includes an indeterminate amount of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Coastal Aruba Refining Company N.V. Thrift Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) The $8,300,540 of Plan participations being registered represents contributions that may be made by participating employees under the Plan. The 173,000 shares of Common Stock of El Paso Corporation being registered represent the estimated maximum number of shares of such stock which may be purchased with the Plan participations being registered. Pursuant to Rule 457(g), such estimate is based upon the average of the high and low prices of a share of the Registrant's Common Stock for November 6, 2001, as reported on the New York Stock Exchange and in The Wall Street Journal on November 6, 2001 ($47.98 per share).
(3) Not applicable. All filing fees payable in connection with the issuance of these securities were paid in connection with the filing of the Registrant's Registration Statement on Form S-4 (No. 333-31060) filed February 24, 2000, and subsequently amended on March 17, 2000 and February 21, 2001.
(*) Filed as a Post-Effective Amendment on Form S-8 to such Registration Statement on Form S-4 pursuant to the procedure described herein in the section captioned "Introductory Statement."

================================================================================
                             INTRODUCTORY STATEMENT

         On January 29, 2001, El Paso Energy Corporation, n/k/a El Paso Corporation (the "Company" or "Registrant") and The Coastal Corporation ("Coastal"), consummated the merger (the "Merger") of a wholly owned subsidiary of the Company with and into Coastal, with Coastal surviving as a wholly owned subsidiary of the Company, as provided by the Agreement and Plan of Merger dated January 17, 2000, by and between the Company and Coastal (the "Merger Agreement"). Subsequent to the Merger, Coastal's common stock ("Coastal Common Stock") was converted into shares of the Company's common stock, par value $3.00 per share, and associated preferred stock purchase rights (" Company Common Stock") and such shares of Coastal Common Stock have ceased to be outstanding. Each share of Coastal Common Stock was automatically converted into 1.23 shares of Company Common Stock. All certificates evidencing shares of Coastal Common Stock represent only the right to receive, without interest, shares of the Company Common Stock in accordance with the provisions of the Merger Agreement. In connection with the Merger, the Company assumed Coastal's obligations under the Coastal Aruba Refining Company N.V. Thrift Plan (the "Thrift Plan").

         The Registrant hereby amends its Registration Statement on Form S-4 (No. 333-31060) (the "Form S-4") by filing this Post-Effective Amendment No. 2 on Form S-8 relating to up to 173,000 shares of Company Common Stock issuable pursuant to the Thrift Plan assumed by the Company in the Merger. All such shares of Company Common Stock were previously registered on the Form S-4, and subsequent amendments, and are being transferred to this Form S-8.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of the General Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant selected to participate in the Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, which contains audited financial statements for the most recent year for which such statements have been filed;

                  (b) All other reports filed by the Registrant pursuant to
         Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above;

                  (c) The Joint Proxy Statement/Prospectus dated February 24, 2000, filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), and included in its Registration Statement on Form S-4 (File No. 333-31060) and as amended by Amendment No. 1 dated March 16, 2000, and Amendment No. 2 dated February 21, 2001;

                  (d) The Coastal Aruba Refining Company N.V. Thrift Plan Annual Report on Form 11-K for the year ended December 31, 2000, filed by Coastal, dated March 30, 2001; and

                  (e) The description of the Registrant's Common Stock, par value $3.00 per share, contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 3, 1998, and a description of the Registrant's preferred stock purchase rights associated with its Common Stock, contained in Registrant's Registration Statement on Form 8-A/A filed with the Commission on January 29, 1999, pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purposes of updating such descriptions.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and the prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The information required by Item 4 is not applicable to this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The information required by Item 5 is not applicable to this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement in connection with specified actions, suits or proceedings if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

         Article X of the By-laws of the Registrant requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the By-laws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The By-laws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors and officers.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

         Article 10 of the Registrant's Restated Certificate of Incorporation, as amended, provides that to the full extent that the General Corporation Law of the State of Delaware, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         The Registrant maintains Directors' and Officers' liability insurance which provides for payment on behalf of the directors and officers of all losses of such persons (other than matters uninsurable under the law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

         Coastal has submitted its Coastal Aruba Refining Company N.V. Thrift Plan and each amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made all changes required by the IRS to qualify the Thrift Plan under Section 401(a) of the Internal Revenue Code, and the Registrant hereby undertakes to continue to submit the Thrift Plan and each amendment thereto to the IRS in a timely manner and will make all changes required so to qualify the Thrift Plan.

       Exhibit
       Number         Description
       ------         -----------

        5.1 Opinion of Locke Liddell & Sapp LLP regarding the legality of the securities being registered hereunder.

       10.1           El Paso Corporation Coastal Aruba Refining Company N.V.
                      Thrift Plan.

       23.1 Consent of Counsel (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

       23.2           Consent of PricewaterhouseCoopers LLP.

       23.3           Consent of Deloitte & Touche L.LP.

       23.4           Consent of Huddleston & Co. Inc.

       24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and each filing of the Thrift Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 6th day of November 2001.

                                        EL PASO CORPORATION



                                        By:      /s/ William A. Wise
                                           -------------------------------------
                                                     William A. Wise
                                            Chairman of the Board, President and
                                                  Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes
H. Brent Austin and Britton White Jr., and each of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.


               Signature                                  Title                                 Date
               ---------                                  -----                                 ----

          /s/ William A. Wise             Chairman of the Board,                          November 6, 2001
----------------------------------------- President, Chief Executive
            William A. Wise               Officer and Director

          /s/ David A. Arledge            Vice Chairman of the Board                      November 6, 2001
----------------------------------------- and Director
            David A. Arledge

          /s/ H. Brent Austin             Executive Vice President                        November 6, 2001
----------------------------------------- and Chief Financial Officer
            H. Brent Austin



         /s/ Jeffrey I. Beason            Senior Vice President and                       November 6, 2001
----------------------------------------- Controller
           Jeffrey I. Beason              (Chief Accounting Officer)

          /s/ Byron Allumbaugh            Director                                        November 6, 2001
-----------------------------------------
            Byron Allumbaugh

          /s/ John M. Bissell             Director                                        November 6, 2001
-----------------------------------------
            John M. Bissell

        /s/ Juan Carlos Braniff           Director                                        November 6, 2001
-----------------------------------------
          Juan Carlos Braniff

          /s/ James F. Gibbons            Director                                        November 6, 2001
-----------------------------------------
            James F. Gibbons

        /s/ Anthony W. Hall, Jr.          Director                                        November 6, 2001
-----------------------------------------
          Anthony W. Hall, Jr.

        /s/ Ronald L. Kuehn, Jr.          Director                                        November 6, 2001
-----------------------------------------
          Ronald L. Kuehn, Jr.

      /s/ J. Carleton MacNeil, Jr.        Director                                        November 6, 2001
-----------------------------------------
        J. Carleton MacNeil, Jr.

          /s/ Thomas R. McDade            Director                                        November 6, 2001
-----------------------------------------
            Thomas R. McDade

           /s/ Malcolm Wallop             Director                                        November 6, 2001
-----------------------------------------
             Malcolm Wallop

            /s/ Joe B. Wyatt              Director                                        November 6, 2001
-----------------------------------------
              Joe B. Wyatt

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 6th day of November, 2001.






                                           By:        /s/ H. Brent Austin
                                               ---------------------------------
                                                          H. Brent Austin
                                                     Executive Vice President
                                                    and Chief Financial Officer

                                INDEX TO EXHIBITS

       NUMBER                                     DESCRIPTION
       ------                                     -----------
         5.1           Opinion of Locke, Liddell, & Sapp LLP, regarding the legality of the securities being registered hereunder.

        10.1           El Paso Corporation Coastal Aruba Refining Company N.V. Thrift Plan.

        23.1           Consent of Counsel  (included in the opinion  filed as Exhibit 5.1 to this  Registration
                       Statement).

        23.2           Consent of PricewaterhouseCoopers LLP.

        23.3           Consent of Deloitte & Touche LLP.

        23.4           Consent of Huddleston & Co., Inc.

        24.1           Power  of  Attorney  (set  forth  on the  signature  page  contained  in Part II of this
                       Registration Statement).